Exhibit 99.e.1.a

Schedule A*

Underwriting Agreement

between Aberdeen Funds and

Aberdeen Fund Distributors, LLC

Name of Fund

Aberdeen Global Equity Fund
Aberdeen China Opportunities Fund
Aberdeen Equity Long-Short Fund
Aberdeen Global Natural Resources Fund
Aberdeen Diversified Income Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate)
Aberdeen Dynamic Allocation Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate Growth)
Aberdeen Diversified Alternatives Fund (formerly, Aberdeen Optimal Allocations Fund: Specialty)
Aberdeen Small Cap Fund
Aberdeen Tax-Free Income Fund
Aberdeen Core Fixed Income Fund
Aberdeen Global Fixed Income Fund
Aberdeen Global Small Cap Fund
Aberdeen Asia Bond Fund
Aberdeen International Equity Fund
Aberdeen Emerging Markets Fund (formerly, Aberdeen Emerging Markets Institutional Fund)
Aberdeen Asia-Pacific (ex-Japan) Equity Fund
Aberdeen Global High Yield Bond Fund
Aberdeen Emerging Markets Debt Local Currency Fund
Aberdeen Ultra-Short Duration Bond Fund
Aberdeen Asia-Pacific Smaller Companies Fund
Aberdeen U.S. Equity Fund
Aberdeen U.S. High Yield Bond Fund
Aberdeen Emerging Markets Debt Fund
Aberdeen European Equity Fund

*As most recently updated on December 5, 2012